Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-84614 on Form S-4 of CIENA Corporation of our report dated February 12, 2001 (March 29, 2001 as to the second paragraph of Note 1) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
April 29, 2002